Exhibit 99.1

Raven Industries, Inc.

Grants of Stock Options and Restricted Stock Units Under Long-Term Incentive Plan for 2013

Executive Officer	Title	Stock Options	RSUs at Target Level
Daniel A. Rykhus	President and Chief Executive Officer	53,500	15,220
Thomas Iacarella	Vice President and CFO	17,600	5,022
Matthew T. Burkhart	Division VP and General Manager – Applied Technology Division	17,600	5,022
Anthony D. Schmidt	Division VP and General Manager – Engineered Films Division	13,900	3,956
Lon E. Stroschein	Division VP and General Manager – Aerostar Division	13,900	3,956